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                                                                      Exhibit 23

                          Independent Auditors' Consent

Idaho Power Company:

         We consent to the incorporation by reference in this Registration Statement of Idaho Power Company on Form S-3 of our reports dated January 31, 2000, appearing in the Annual Report on Form 10- K of IDACORP, Inc. and Idaho Power Company for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP
March 22, 2000
Boise, Idaho